UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2009
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1
EX-99.2

Item 2.02 Results of Operations and Financial Condition.
On January 29, 2009, Health Care REIT, Inc. (the “Company”) issued a press release that announced updated selected financial guidance for the Company’s year ended December 31, 2008. The press release is posted on the Internet (www.hcreit.com) under the heading News & Events. A copy of the press release has been furnished as Exhibit 99.1 to this Current Report.
The information in the press release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2009, the Company provided Raymond W. Braun with notice of its intention not to renew his employment agreement with the Company. The employment agreement will expire by its terms on January 31, 2009. Mr. Braun will receive a cash bonus for his performance in 2008 and his long-term incentive compensation award for performance in 2008 will be paid in cash. In connection with such expiration, all stock options and restricted stock granted to Mr. Braun under the Company’s stock incentive plans will become fully vested and, in the case of stock options, exercisable in full. Mr. Braun may exercise all or any portion of such stock options until December 31, 2009.
Raymond W. Braun will resign from the board of directors of the Company and as the President of the Company effective January 31, 2009. Mr. Braun also will resign as a director and officer of certain subsidiaries and affiliates of the Company.
Mr. Braun has agreed to serve as a consultant to the Company until December 31, 2009, pursuant to the terms of a consulting agreement effective as of February 1, 2009. Under such agreement, Mr. Braun will receive a base consulting fee of $800,000 and will be eligible to receive a discretionary bonus of between 75% and 125% of the base consulting fee based on extraordinary performance during the term of the agreement. Mr. Braun may terminate the agreement after the first 90 days of the term with 30 days notice to the Company or if he becomes employed by another entity. Upon such an event, the Company will have no obligation to pay the remaining portion of the base consulting fee. Under the agreement, Mr. Braun will be subject to a non-competition covenant until December 31, 2009.
In connection with Mr. Braun’s resignation, the board of directors of the Company has appointed George L. Chapman as President of the Company effective January 31, 2009. Mr. Chapman will serve as Chairman, Chief Executive Officer and President of the Company. Mr. Chapman has served as Chairman and Chief Executive Officer since 1996 and in various other executive capacities since 1992. Mr. Chapman has served as a director of the Company since 1994.
Item 7.01 Regulation FD Disclosure.
The press release announcing the events described in Item 5.02 is posted on the Internet (www.hcreit.com) under the heading News & Events. A copy of the press release has been furnished as Exhibit 99.2 to this Current Report.
The information in the press release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release dated January 29, 2009

99.2	Press release dated January 29, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

	By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief
Executive Officer and President
Dated: January 29, 2009